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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 19, 2004



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

  NEW JERSEY                         0-19777                        22-3103129
(State or other                    (Commission                    (IRS Employer
jurisdiction of                    File Number)                   Identification
incorporation)                                                        Number)
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                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)
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ITEM 9.  REGULATION FD DISCLOSURE.

DUSA Pharmaceuticals, Inc. ("DUSA") reports that during a presentation by its President and Chief Executive Officer on Thursday, February 19, 2004, at the
Roth Capital Conference, several inadvertent disclosures were orally made as follows: (i) DUSA had a net loss of $15,000,000 and a cash and government securities balance of $36,000,000 as of December 31, 2003; and (ii) DUSA now plans to hire additional direct sales representatives to its sales force.

DUSA's audited financial statements for the fiscal year ended December 31, 2003 will be available upon the filing of its annual report on Form 10-K on or before the required filing date, i.e. March 30, 2004.

Except for historical information, this report contains certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially and adversely from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the availability of DUSA's audited financial statements and DUSA's intention to file its annual report on Form 10-K on or before the required filing date. Such risks and uncertainties include, but are not limited to, the timely filing of DUSA's annual report on Form 10-K, the completion of the audit of DUSA's financial records, and other risks identified in DUSA's SEC filings from time to time.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DUSA PHARMACEUTICALS, INC.



Dated: February 19, 2004                  By: /s/ Peter M. Chakoutis
                                              ---------------------------------
                                              Peter M. Chakoutis
                                              Vice President and
                                              Chief Financial Officer